SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2007
POINT THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)
DELAWARE	0-19410
(State or Other Jurisdiction	(Commission File Number)
of Incorporation)

155 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (617) 933-2130

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Point Therapeutics, Inc. (“Point”) issued a press release on March 13, 2007 reporting that they received a letter on March 8, 2007 from the Listing Qualifications Department of The Nasdaq Stock Market indicating that they failed to comply with the minimum bid price requirement for continued listing on the Nasdaq Capital Market Exchange set forth in Marketplace Rule 4310(c)(4) because their common stock had closed below the minimum $1.00 per share requirement for 30 consecutive business days. Point can regain compliance if, at any time before September 4, 2007, the bid price of Point's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. In the event Point does not regain compliance by September 4, 2007, they will have the right to appeal a staff determination to delist their securities, and their securities will remain listed until completion of that appeal process.

A copy of the press release dated March 13, 2007 is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 - Press release issued by Point dated March 13, 2007.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT THERAPEUTICS, INC

March 14, 2007	By:	/s/ Donald R. Kiepert, Jr.
Name: Donald R. Kiepert, Jr.
Title: President, Chief Executive Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit	Description

99.1	Press release dated March 13, 2007.